MATHSTAR, INC. ANNOUNCES PLANS TO FILE THIRD QUARTER FORM 10-Q

    MINNETONKA, Minn., Nov. 14 /PRNewswire-FirstCall/ -- MathStar, Inc. (Nasdaq: MATH) today announced today that it would file its third quarter Quarterly Report on Form 10-Q on November 22, 2005, after the end of the "quiet period" resulting from completion of its recent initial public offering.

    The Company will begin quarterly conference calls with investors and analysts with the announcement of its results for the quarter and year ending December 31, 2005.

    About MathStar
    MathStar designs, develops and markets a new class of semiconductor integrated circuit, or chip, it calls field programmable object arrays, or FPOAs. MathStar is headquartered in Minnetonka, Minnesota, with a facility in Portland, Oregon.

    Forward-Looking Statements
    Statements in this press release, other than historical information, may be "forward-looking" in nature within the meaning of Section 21E the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management's current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, MathStar's need for and the availability of future financing, the timing and market acceptance of its product introductions, the quality of its FPOAs, MathStar's ability to develop effective design tools, its reliance on third-party contractors, competition, MathStar's ability to protect its intellectual property, its reliance on contracts and relationships with the United States government, its reliance on existing management, the demands of becoming a publicly-held company, MathStar's ability to address the material weaknesses in its internal controls on a timely basis, and the other factors disclosed in MathStar's filings with the U.S. Securities and Exchange Commission. MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SOURCE  MathStar, Inc.
    -0-                             11/14/2005
    /CONTACT: Douglas M. Pihl or James W. Cruckshank of MathStar,
+1-952-746-2200, info@mathstar.com/
    /Web site:  http://www.mathstar.com /
    (MATH)